UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010 (January 14, 2009)

Element 21 Golf Company
(Exact name of registrant as specified in its charter)

Delaware	000-15260	88-0218411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Queens Quay East, Unit #1, Toronto, Ontario, Canada	M5A 4K9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  416-362-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 14, 2010, Element 21 Golf Company (the “Company”) entered into a Trademark License and Product Distribution Agreement (“License Agreement”) with Zeroloft Corp. (“Zeroloft”), effective as of January 1, 2009.  Within the field of sport wear apparel, footwear and related sports specialty items, the Company obtained: (i) an exclusive license (the “License”) to the Zeroloft Aspen AerogelsTM trademarks; and (ii) a limited, worldwide, exclusive right to distribute the products bearing the Zeroloft Aspen AerogelsTM Trademark for production and sales of items in such field.  The License Agreement has a term of five years, which term is automatically renewable for one year terms unless terminated by either party pursuant to a notice of termination delivered at least ninety days prior to any such anniversary date, or: (a) by either party in the event the other party materially breaches the terms and conditions of this Agreement, provided that the non-breaching party gives the breaching party written notice of any such breach and the breaching party fails to cure (or fails to take reasonable steps to cure) such breach within thirty (30) days thereof; (b) by either party in the event the other party makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or for reorganization or arrangement under the bankruptcy laws, if a petition in bankruptcy is filed against such party, or if a receiver or trustee is appointed for all or any part of the property or assets of such party, and provided that any such action is not dismissed within thirty (30) days after such action is initiated; or (c) by a written agreement executed by the parties.  Zeroloft shall have a right to terminate the License Agreement within ninety days of the Company making an assignment of its rights or obligations under this License Agreement, without the written consent of Zeroloft.  In consideration for the License, the Company will issue to Zeroloft $2 million worth of shares of common stock of the Company (“Shares”) for the period beginning January 1, 2009 and ending January 13, 2010, at $0.45 cents per Share and, at the sole discretion of Zeroloft, either: (i) an additional $1 million worth of Shares upon execution of the License Agreement, at the then market price; or installment payments of $200,000 per year for five years.  Pursuant to the License Agreement, the Company shall have the right to sublicense and shall pay to Zeroloft a royalty of 50% of the net license revenue resulting from the manufacture, distribution or sale of products by sublicensees.  A copy of the License and Product Distribution Agreement is attached hereto as Exhibit 10.1.

On January 14, 2010, the Company entered into a Management Agreement (“Management Agreement”) with Zeroloft pursuant to which the Company will render services for the operation and expansion of Zeroloft’s manufacturing and licensing of its proprietary, Zeroloft Aspen AerogelsTM branded weather-resistant fabric, product made of such fabric, thermal insulation and related insulating fabrics.  In consideration for providing such services, the Company will receive a management fee of approximately: (i) five percent (5%) on gross receipts of sales of items made of Zeroloft product with a value of less than two (2) US dollars per square foot, less royalties; and (ii) ten percent 10% on gross receipts of sales of items made of Zeroloft product with a value greater than two (2) US dollars per square foot.  The Management Agreement has a one year term which is automatically renewable, unless terminated by either party: (a) by either party in the event the other party materially breaches the terms and conditions of this Agreement, provided that the non-breaching party gives the breaching party written notice of any such breach and the breaching party fails to cure (or fails to take reasonable steps to cure) such breach within thirty (30) days thereof; (b) by either party in the event the other party makes a general assignment for the benefit of creditors, files a voluntary petition in bankruptcy or for reorganization or arrangement under the bankruptcy laws, if a petition in bankruptcy is filed against such party, or if a receiver or trustee is appointed for all or any part of the property or assets of such party, and provided that any such action is not dismissed within thirty (30) days after such action is initiated; or (c) by a written agreement executed by the parties..  A copy of the Management Agreement is attached hereto as Exhibit 10.2.

Item 8.01.	Other Information.

On January 14, 2010, the Company issued a press release announcing that it had entered into an exclusive Trademark Licensing and Distribution Agreement with Zeroloft on January 14, 2010.  A copy of such press release is attached as Exhibit 99.1 hereto.

On January 19, 2010, the Company issued  a press release announcing that Russell Outdoors will launch hunting apparel using Zeroloft Aspen AerogelsTM insulation.

Item 9.01.           Financial Statements and Exhibits.

(d)	Exhibits

10.1	Trademark License and Distribution Agreement, dated January 14, 2010, between Zeroloft Corp. and the Company.

10.2	Management Agreement, dated January 14, 2010, between Zeroloft Corp. and the Company.

99.1	Press release, dated January 14, 2010, pertaining to the Company entering into the License and Distribution Agreement with Zeroloft

99.2	Press release, dated January 19, 2010 pertaining to Russell Outdoors launch of apparel using Zeroloft Aspen AerogelsTM insulation

This press release and the statements of representatives and partners of the Company related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, results regarding the Zeroloft license agreement, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT 21 GOLF COMPANY

January 20, 2010	By:	/s/ Nataliya Hearn
Name: Nataliya Hearn
Title: Chief Executive Officer, President and Chairman